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                                                                       EX-99.B5F
                                                             Exhibit 24(b)(5)(f)

                       DELAWARE GROUP ADVISER FUNDS, INC.

                             SUB-ADVISORY AGREEMENT

         AGREEMENT, made by and between DELAWARE MANAGEMENT COMPANY, INC., a Delaware corporation ("Investment Manager"), and AIB GOVETT, INC., a Maryland corporation ("Sub-Adviser").

                              W I T N E S S E T H:


         WHEREAS, DELAWARE GROUP ADVISER FUNDS, INC., a Maryland corporation ("Fund"), on behalf of the New Pacific Fund ("Portfolio"), has been organized and operates as an investment company registered under the Investment Company Act of 1940 ("1940 Act") and engages in the business of investing and reinvesting its assets in securities, and
         WHEREAS, the Investment Manager and the Fund have entered into an agreement of even date herewith ("Investment Management Agreement") whereby the Investment Manager will provide investment advisory services to the Fund on behalf of the Portfolio; and
         WHEREAS, the Investment Management Agreement permits the Investment Manager to hire one or more sub-advisers to assist the Investment Manager in providing investment advisory services to the Fund on behalf of the Portfolio; and

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         WHEREAS, the Investment Manager and the Sub-Adviser are registered investment advisers under the Investment Advisers Act of 1940 and engage in the business of providing investment management services; and
         WHEREAS, the Investment Manager previously entered into a Sub-Advisory Agreement with John Govett & Co., Limited dated as of May 4, 1996; and
         WHEREAS, as a result of an internal restructuring, the services and personnel of John Govett & Co. Limited were transferred to the Sub-Adviser, thus triggering the necessity to enter into the this Sub-Advisory Agreement.
         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and each of the parties hereto intending to be legally bound, it is agreed as follows:
         1. The Investment Manager hereby employs the Sub-Adviser to manage the investment and reinvestment of the Portfolio's assets, subject to the direction of the Fund's Board of Directors and officers of the Fund for the period and on the terms hereinafter set forth. The Sub-Adviser hereby accepts such employment and agrees during such period to render the services and assume the obligations herein set forth for the compensation herein provided. The Sub-Adviser shall for all purposes herein be deemed to be an independent contractor, and shall, unless otherwise expressly provided and authorized, have no authority to act for or represent the Fund in any way, or in any way be deemed an agent of the Fund. The Sub-Adviser shall regularly make decisions as to what securities and other instruments to purchase and sell on behalf of the Portfolio, shall effect the purchase and sale of such investments, as agent for the Fund on behalf of the Portfolio, in furtherance of the Portfolio's objectives and policies and shall furnish the Board of Directors of the Fund with such information and reports regarding its activities as the Investment Manager deems appropriate

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or as the Directors of the Fund may reasonably request consistent with the provisions of Section 15(c) of the 1940 Act.
         In the performance of its duties and obligations under this Agreement, the Sub-Adviser shall act in conformity with the Articles of Incorporation, By-Laws and Prospectus of the Fund and with the instructions and directions of the Investment Manager and of the Board of Directors of the Fund and will conform to and comply with the requirements of the 1940 Act, the Internal Revenue Code of 1986 and all other applicable federal and state laws and regulations.
         2. Under the terms of the Investment Management Agreement, the Fund shall conduct its own business and affairs and shall bear the expenses and salaries necessary and incidental thereto including, but not in limitation of the foregoing, the costs incurred in: the maintenance of its corporate existence; the maintenance of its own books, records and procedures; dealing with its own shareholders; the payment of dividends; transfer of stock, including issuance and repurchase of shares; preparation of share certificates; reports and notices to shareholders; calling and holding of shareholders' meetings; miscellaneous office expenses; brokerage commissions; custodian fees; legal and accounting fees; taxes; and federal and state registration fees.
         Directors, officers and employees of the Sub-Adviser may be directors, officers and employees of other funds which have employed the Sub-Adviser as sub-adviser or investment manager.
         In the conduct of the respective business of the parties hereto and in the performance of this Agreement, the Fund, the Investment Manager and the Sub-Adviser may share facilities common to each, with appropriate proration of expenses between and among them.
         3. (a) Subject to the primary objective of obtaining the best available prices and execution, the Sub-Adviser will place orders for the purchase and sale of portfolio securities and other

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instruments with such broker/dealers who provide statistical, factual and financial information and services to the Fund, to the Investment Manager, to the Sub-Adviser or to any other fund for which the Investment Manager or Sub-Adviser provides investment advisory services and/or with broker/dealers who sell shares of the Fund or who sell shares of any other fund for which the Investment Manager or Sub-Adviser provides investment advisory services. Broker/dealers who sell shares of the funds for which the Investment Manager or Sub-Adviser provides advisory services shall only receive orders for the purchase or sale of portfolio securities to the extent that the placing of such orders is in compliance with the Rules of the Securities and Exchange Commission and the National Association of Securities Dealers, Inc.
                  (b) Notwithstanding the provisions of subparagraph (a) above and subject to the policies and procedures as may be adopted by the Board of Directors and officers of the Fund, the Sub-Adviser may ask the Fund and the Fund may agree to pay a member of an exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction, in such instances where it and the Sub-Adviser have determined in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or the Sub-Adviser's overall responsibilities with respect to the Fund and to other funds and other advisory accounts for which the Investment Manager or the Sub-Adviser exercises investment discretion.
         4. The Sub-Adviser shall maintain all books and records with respect to the Portfolio's portfolio transactions required by subparagraphs (b) (5),
(6), (7), (9), (10) and (11) and paragraph

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(f) of Rule 31a-1 under the 1940 Act and shall render to the Fund's Board of
Directors such periodic and special reports as the Board may reasonably request.
                  The Sub-Adviser shall keep the Portfolio's books and records required to be maintained by the Sub-Adviser pursuant to this Paragraph 4 and shall timely furnish to the Investment Manager all information relating to the Sub-Adviser's services hereunder needed by the Investment Manager to keep the other books and records of the Portfolio required by Rule 31a-1 under the 1940 Act. The Sub-Adviser agrees that all records which it maintains for the Portfolio are the property of the Fund and the Sub-Adviser will surrender promptly to the Fund any of such records upon the Fund's request, provided however that the Sub-Adviser may retain a copy of such records. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 of the Securities and Exchange Commission under the 1940 Act any such records as are required to be maintained by it pursuant to this Paragraph 4.
         5. As compensation for the services to be rendered to the Fund for the benefit of the Portfolio by the Sub-Adviser under the provisions of this Agreement, the Investment Manager shall pay to the Sub-Adviser a fee at an annual rate of .50% of the average daily net assets of the Portfolio. The fee shall be computed daily and will be paid to the Sub-Adviser, quarterly, in arrears.
         If this Agreement is terminated prior to the end of any calendar month, the Sub-Advisory fee shall be prorated for the portion of any month in which this Agreement is in effect according to the proportion which the number of calendar days, during which the Agreement is in effect, bears to the number of calendar days in the month, and shall be payable within 10 days after the date of termination.

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         6. The services to be rendered by the Sub-Adviser to the Fund for the benefit of the Portfolio under the provisions of this Agreement are not to be deemed to be exclusive, and the Sub- Adviser shall be free to render similar or different services to others so long as its ability to render the services provided for in this Agreement shall not be impaired thereby; provided, however, except for advisory arrangements implemented prior to the date of this Agreement, during the term of this Agreement, the Sub-Adviser, will not, without the written consent of the Investment Manager, which consent will not be unreasonably withheld, render investment management (or similar services) to another registered investment company (or portfolio thereof) which the Investment Manager reasonably determines would be in competition with and which has investment policies similar to those of the Portfolio.
         7. The Investment Manager agrees that it shall not use the Sub-Adviser's name or otherwise refer to the Sub-Adviser in any materials distributed to third parties, including the Portfolio's shareholders, without the prior written consent of the Sub-Adviser.
         8. In the absence of willful misfeasance, bad faith, gross negligence, or a reckless disregard of the performance of its duties as Sub-Adviser to the Fund, the Sub-Adviser shall not be subject to liability to the Fund, to the Investment Manager or to any shareholder of the Fund for any action or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security, or otherwise.
         9. This Agreement shall be executed and become effective as of the date written below if approved by the vote of a majority of the outstanding voting securities of the Portfolio. It shall continue in effect for a period of two years and may be renewed thereafter only so long as such renewal and continuance is specifically approved at least annually by the Board of Directors or by the

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vote of a majority of the outstanding voting securities of the Portfolio and only if the terms and the renewal hereof have been approved by the vote of a majority of the Directors of the Fund who are not parties hereto or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. Notwithstanding the foregoing, this Agreement may be terminated by the Investment Manager or the Fund at any time, without the payment of a penalty, on sixty days' written notice to the Sub-Adviser, of the Investment Manager's or the Fund's intention to do so, in the case of the Fund, pursuant to action by the Board of Directors of the Fund or pursuant to the vote of a majority of the outstanding voting securities of the Portfolio. The Sub-Adviser may terminate this Agreement at any time, without the payment of a penalty on sixty days' written notice to the Investment Manager and the Fund of its intention to do so. Upon termination of this Agreement, the obligations of all the parties hereunder shall cease and terminate as of the date of such termination, except for any obligation to respond for a breach of this Agreement committed prior to such termination, and except for the obligation of the Investment Manager to pay to the Sub-Adviser the fee provided in Paragraph 5 hereof, prorated to the date of termination. This Agreement shall automatically terminate in the event of its assignment. This Agreement shall automatically terminate upon the termination of the Investment Management Agreement.
         10. If the Investment Manager has any complaint about the way in which the Sub-Adviser has carried out its obligations under this Agreement, the matter should be raised in the first instance with the Sub-Adviser's compliance officer, who will arrange to investigate the complaint and respond with his findings. The Investment Manager also has the right to complain directly to the Investment Ombudsman at 6 Frederick's Place, London EC2R 8BT.
         11. This Agreement shall extend to and bind the successors of the parties hereto.

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This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. This Agreement shall become effective when one or more counterparts have been signed and delivered by each of the parties hereto.
         12. For the purposes of this Agreement, the terms "vote of a majority of the outstanding voting securities", "interested person", and "assignment" shall have the meaning defined in the 1940 Act.


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         IN WITNESS WHEREOF, the parties hereto have caused their corporate seals to be affixed and duly attested and their presents to be signed by their duly authorized officers as of the ___ day of December, 1997.

                                  DELAWARE MANAGEMENT COMPANY, INC.


                                  By:
                                          ------------------------------------

                                  Attest:
                                          ------------------------------------



                                  AIB GOVETT, INC.


                                  By:
                                          ------------------------------------

                                  Attest:
                                          ------------------------------------




Agreed to and accepted as of the
day and year first above written:

DELAWARE GROUP ADVISER FUNDS, INC.
on behalf of the New Pacific Fund


By:
        ------------------------------------

Attest:
        ------------------------------------


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